SUBLEASE

      THIS SUBLEASE is made and entered into this ____ day of March, 1997, by and between COMARK, INC., an Illinois corporation, having an address at 444 Scott Drive, Bloomingdale, Illinois 60108 ("Sublessor") and MICROWAREHOUSE, INC., a Delaware corporation, having an address at 535 Connecticut Avenue, Norwalk, Connecticut 06854 ("Sublessee").

I.    RECITALS

      A. Sublessor is the lessee under that certain Lease dated March 29, 1991 (the "Underlying Lease"), made by and between Sublessor, as tenant, and American National Bank and Trust Company of Chicago, not individually but solely as Trustee under Trust Agreement dated March 29, 1991 and known as Trust Number 113698-08 ("Lessor"), as landlord, relating to certain premises commonly known as 471 Brighton Drive and 472 Fox Court, Bloomingdale, DuPage County, Illinois (the "Leased Premises") and situated in the Covington Corporate Center (the "Center"). The Underlying Lease was amended by a First Amendment to Lease dated as of November 18, 1991, made by and between Sublessor, as tenant, and Lessor, as landlord (the "First Amendment"). The Underlying Lease and the First Amendment are hereinafter sometimes collectively referred to as the "Lease". A true and complete copy of the Lease is attached hereto as Exhibit A.

      B. Sublessee has requested that Sublessor sublease to Sublessee a portion of the Leased Premises comprised of 21,939 square feet of office space commonly known as 471 Brighton Drive, as more particularly identified on Exhibit B attached hereto (the "Sublease Space"). Sublessor has agreed to lease the Sublease Space to Sublessee on the terms and conditions set forth herein.

II.   SUBLEASE

      (a) Sublessor hereby sublets to Sublessee, and Sublessee hereby subleases from Sublessor, the Sublease Space. Sublessee shall have the right to use in common with Sublessor the hallways and other access ways to the Sublease Space. Sublessee shall accept the Sublease Space in the condition existing on the date of this Sublease. All capitalized terms used in this Sublease and not otherwise defined herein shall have the meanings ascribed to such terms in the Lease.

      (b) Sublessee shall use the Sublease Space for general office purposes only.

      (c) Sublessee shall also be given use of all modular furniture currently in the Sublease Space, provided that Sublessee shall acquire no interest in said modular furniture and said modular furniture shall be returned to Sublessor in good condition (ordinary wear and tear excepted) upon the expiration or earlier termination of this Sublease.

III.  TERMS

      The terms of this Sublease shall be as follows:

      A. Fixed Rent. The rental for the Sublease Space shall be THIRTEEN AND NO/100 DOLLARS ($13.00) per square foot or TWO HUNDRED EIGHTY FIVE THOUSAND TWO HUNDRED SEVEN AND NO/100 DOLLARS ($285,207) per annum ("Base Rent"). The Base Rent for the period commencing on March 14, 1997 and expiring March 31, 1997 shall be NINE THOUSAND FOUR HUNDRED THIRTY FIVE AND/NO 100 DOLLARS (($9435.00). The Base Rent shall increase by 40/100 Dollars ($.40) per square foot on January 1, 1998 and again on January 1, 1999. During the first ten (10) months of the term of this Sublease, the Base Rent shall be reduced to ONE HUNDRED NINETY FIVE AND NO/100 DOLLARS ($195,000), as follows:

            Lease Year               Annual Rent            Monthly Rent
            ----------               -----------            ------------

        4/1/97 - 12/31/97            $195,000.00            $16,250.00
        1/1/98 - 12/31/98            $293,982.60            $24,498.55
        1/1/99 - 11/17/99            $302,758.20            $25,229.85

The Base Rent shall be payable in monthly installments, in advance, as set forth above, on or before the first day of each month of the term of this Sublease, payable to Sublessor at Comark, Inc., 444 Scott Drive, Bloomingdale, Illinois 60108, Attention: David Keilman, or at such other place as Sublessor may from time to time designate by written notice to Sublessee.

      B. Additional Rent. In addition to the Base Rent payable by Sublessee under this Sublease, Sublessee shall also pay the following expenses under the
Lease: (i) fifty percent (50%) of the cost of all summer landscaping; (ii) fifty percent (50%) of the cost of lawn irrigation maintenance; (iii) all water bills levied against the Leased Premises, except when lawn irrigation is underway, in which case Sublessee shall pay fifty percent (50%) of the water bills; (iv) all electricity expenses over and above the sum of SEVEN HUNDRED AND NO/100 DOLLARS ($700.00) incurred on a monthly basis; (v) seventy-five percent (75%) of all gas expenses on a monthly basis; (vi) the cost of preventative maintenance for all heating and air-conditioning units in the Sublease Space; and (vii) all other maintenance and operational costs and expenses chargeable to Sublessor, as tenant, under the Lease and attributable to the Sublease Space (collectively, the "Additional Rent"). Sublessor shall submit written invoices to Sublessee requesting payment of all or any portion of the Additional Rent. Sublessee shall pay all Additional Rent within ten (10) days from the effective date of Sublessor's invoice for the same. In the event that Sublessor receives any refund of Additional Rent under the Lease or otherwise, with respect to amounts paid by Sublessee for the Sublease Space, as provided herein, then Sublessor shall promptly remit all such refunds to Sublessee. In the event the remainder of the Leased Premises (excluding the Sublease Space) is sublet to a third party, Sublessor and Sublessee agree to amend this Additional Rent provision to reflect the presence of another sublessee.

      C. Payment of Rent. All Base Rent and Additional Rent shall be paid by Sublessee, in lawful money of the United States of America, without any set-off or deduction whatsoever. All Base Rent and Additional Rent not paid when due shall bear interest from the date due until paid at the default rate set forth in Section 3.4 of the Lease.

      D. Taxes. Included in the Base Rent of THIRTEEN AND NO/100 DOLLARS per square foot ($13.00) is the sum of THREE AND NO/100 DOLLARS ($3.00) per square foot ("Tax Rent") for all taxes, as "Taxes" is defined in Article VI of the Lease, which Taxes are allocable to the Sublease Space ("Sublease Taxes"). In the event the Tax Rent is insufficient to pay the Sublease Taxes or, in the alternative, the Tax Rent collected is in excess of the Sublease Taxes, the parties shall adjust the Tax Rent accordingly based on the real estate tax bill issued for the immediately preceding year.

      E. Term of Sublease. The term of this Sublease shall commence on March 14, 1997 and shall expire November 17, 1999, unless sooner terminated or as otherwise provided herein.

      F. Services. All services to which Sublessor is entitled under the Lease, with respect to the Sublease Space, shall in turn be furnished to Sublessee by Sublessor, but only to the extent such services are actually furnished by Lessor to Sublessor. Sublessee shall pay to Sublessor all costs described in Section
8.1 of the Lease. If Lessor fails to provide any services to the Sublease Space which Lessor is required to furnish to such space, as provided by the terms of the Lease, then, upon written notice by Sublessee to Sublessor of such failure, Sublessor shall, at Sublessee's expense (and using attorneys provided by Sublessee), exercise its rights and remedies against the Lessor as provided in the Lease or, to the extent such rights and remedies are not set forth in the Lease, such rights and remedies as are otherwise available against Lessor in equity or at law.

IV.   NO ASSIGNMENT

      Sublessee shall not sublet or assign this Sublease in whole or in part without the prior written consent of Sublessor and Lessor.

V.    NO ALTERATIONS

      Except as otherwise expressly provided in this Section V, Sublessee shall not alter, remodel or change the Sublease Space without the prior written consent of Sublessor which consent shall not be unreasonably withheld or delayed. Notwithstanding anything in the preceding sentence to the contrary, Sublessee shall be permitted, without obtaining Sublessor's consent, to (i) paint and recarpet the Sublease Space, hang art work and shelving on the walls thereof (provided that Sublessee shall at its expense repair all damage to such walls caused by the removal of any such items), and to otherwise decorate the Sublease Space, and (ii) install cabling and wiring in the Sublease Space; provided however, that in no event shall Sublessee undertake any actions pursuant to clause (i) or clause (ii) above in violation of Article XX of the Lease. Any alterations so made by Sublessee shall, at the option of Sublessor, remain at the end of the term of this Sublease and become the property of Sublessor or Lessor, as the case may be, or be removed by Sublessee at the expense of Sublessee so as to restore the Sublease Space to the condition required by Section VII of this Sublease.

VI.   WAIVER AND INDEMNITY.

      A. Except as otherwise set forth herein, Sublessor and its partners, affiliates, officers, directors, agents, servants and employees shall not be liable for any damage either to person, property or business or resulting from the loss of use thereof sustained by Sublessee or by other persons as a result of or in any way related to (i) the condition (structural or otherwise) of the Center or any part thereof; (ii) the occurrence of any accident or event in or about the Center, including the Sublease Space; or (iii) the act or neglect of Lessor, or of any tenant or occupant of the Center or of any other person, unless caused by (y) the negligence or wilful misconduct of Sublessor or its agents, employees or contractors or (z) the breach of this Sublease by Sublessor. This provision shall apply particularly, but not exclusively, to damage caused by gas, electricity, snow, ice, frost, steam, sewage, sewer gas or odors, fire, water or by the bursting or leaking of pipes, faucets, sprinklers, plumbing fixtures and windows, and, except as provided above, shall apply without distinction as to the person whose act or neglect was responsible for the damage and shall apply whether the damage was due to any of the causes specifically enumerated above or to some other cause of an entirely different kind. Sublessee further agrees that all personal property upon the Sublease Space, or upon loading docks, receiving and holding areas, or freight elevators of the Center, shall be at the risk of Sublessee only, and that Sublessor shall not be liable for any loss or damage thereto or theft thereof, unless caused by the negligence or wilful acts of Sublessor, its agents, contractors or employees or by Sublessor's breach of this Sublease. Without limitation of any other provisions hereof, but subject to the provisions of Section XIII hereof, Sublessee agrees to defend, protect, indemnify and save harmless Sublessor and its partners, affiliates, officers, agents, servants and employees from and against all liability to third parties arising out of Sublessee's use of the Sublease Space, this Sublease or the acts or omissions of Sublessee or its servants, agents or employees.

      Sublessor shall indemnify and hold harmless Sublessee from and against all liability to third parties arising out of events described in subsection (y) or
(z) of the immediately preceding paragraph.

      B. The indemnity contained in this Section VI shall survive the expiration or termination of this Sublease.

VII.  SUBLEASE SPACE AND SURRENDER OF SUBLEASE SPACE.

      Sublessee shall maintain the Sublease Space, during the term of this Sublease, in good condition and repair, ordinary wear and fire and other casualty (including acts of God) insured against by Sublessor excepted, failing which Sublessor may restore the Sublease Space to such condition and Sublessee shall pay Sublessor the cost thereof; provided that nothing contained in the preceding clause shall be construed to require Sublessee to (i) remove any fixtures, alterations or other improvements contained in the Sublease Space on the date of this Sublease, or (ii) repair any damage to or violation of the Sublease Space which exists on the date of this Sublease. Upon the expiration or termination of this Sublease or termination of Sublessee's right of possession of the Sublease Space, Sublessee shall return the Sublease Space to Sublessor in the condition existing as of the commencement of this Sublease, provided, however, that if Sublessee is not then in default, Sublessee may remove personal property installed by Sublessee. Such removals shall be done in a good and workmanlike manner and Sublessee shall restore the Sublease Space to a tenantable condition. In the event possession of the Sublease Space is not promptly delivered to Sublessor, or if Sublessee shall fail to remove all of Sublessee's personal property, as aforesaid, Sublessor may remove any of such property therefrom without any liability to Sublessee. All such property which may be removed from the Sublease Space by Sublessor shall be conclusively presumed to have been abandoned by Sublessee and title thereto shall pass to Sublessor without any cost or credit therefor and Sublessor may, at its option and at Sublessee's expense, store or dispose of such property.

      If Sublessee retains possession of the Sublease Space, or any part thereof, after the expiration or termination of this Sublease (whether by lapse of time or otherwise), Sublessee shall pay to Sublessor, during each month or portion thereof for which Sublessee shall retain possession of the Sublease Space or any part thereof, an amount as Rent equal to 150% of one-twelfth of the Base Rent and 100% of one-twelfth of the Additional Rent paid by Sublessee during the previous year herein provided. The provisions of this Section VII shall not be deemed to limit or constitute a waiver of any other rights or remedies of Sublessor provided herein or at law.

VIII. DUTIES OF SUBLESSEE

      A. Sublessee acknowledges that this Sublease, in all terms and respects, is subject to the provisions of the Lease; unless otherwise expressly modified herein.

      B. By executing this Sublease and to the extent applicable to the Sublease Space and the Term of this Sublease, Sublessee agrees to be bound by the same obligations and duties as govern Sublessor's conduct, as tenant, under the Lease (unless such obligations and duties have been expressly modified by the terms of this Sublease), Sublessee shall have the same rights and remedies available to Sublessor, as tenant, under the Lease, and Sublessee agrees to perform all of the covenants and honor all of the restrictions imposed on Sublessor, as tenant, under the Lease.

      C. By executing this Sublease, to the extent applicable to the Sublease Space and the Term of this Sublease, Sublessor agrees to be bound by the same obligations and duties as govern Lessor's conduct, as Landlord, under the Lease, Sublessor shall have the same rights and remedies available to Lessor under the Lease (including without limitation rights and remedies in the event of a default under this Sublease or the Lease), and, subject to any limitations expressly set forth in this Sublease, Sublessor agrees to perform all of the covenants and honor all of the restrictions imposed on Lessor, as Landlord, under the Lease.

      D. The provisions of the Lease are by this reference incorporated into and made a part of this Sublease as if reproduced in full herein, except that (i) the following provisions of the Underlying Lease shall not be applicable with respect to this Sublease: Articles I, II, III, V, VI, VII, XVI, XXIII, XXIV, XXV, together with Section 8.2 and Exhibit A, and (ii) the following provisions of the First Amendment shall not be applicable with respect to this Sublease:
Sections 3, 4 and 5.

      E. Sublessee covenants and warrants that Sublessee shall do no act which would be a violation of the Lease and agrees to hold harmless, indemnify and, at Sublessor's election, defend Sublessor (with counsel reasonably acceptable to Sublessor) against all liability (including, without limitation, attorneys' fees and costs) for any such act performed by Sublessee or Sublessee's agents, employees or invitees or for any tortious or negligent act on the part of Sublessee or Sublessee's agents, employees or invitees.

IX.   NOTICE

      Any notice to be given hereunder shall be deemed given and delivered when given personally or on the second day from the date of mailing in a properly addressed envelope, with postage prepaid, by United States certified mail. Notices to the parties shall be addressed as follows:

            Sublessor:              Comark, Inc.
                                    444 Scott Drive
                                    Bloomingdale, Illinois  60108
                                    Attention: David Keilman

            with a copy to:         Kenneth G. Kolmin
                                    Sonnenschein Nath & Rosenthal
                                    8000 Sears Tower
                                    Chicago, Illinois  60606

            Sublessee:              Microwarehouse, Inc.
                                    535 Connecticut Avenue
                                    Norwalk, Connecticut  06854
                                    Attention:  Bruce Lev

X.    SUBLESSOR'S REPRESENTATIONS AND COVENANTS

      Sublessor hereby represents and warrants to Sublessee that the Lease is in full force and effect without default on the part of Sublessor. Sublessor covenants and warrants to Sublessee that Sublessor (i) will comply in all material respects with all of the terms and provisions of the Lease, and (ii) will not default in any obligation of Sublessor under the terms of the Lease during the term of this Sublease. Sublessor further covenants and warrants to Sublessee that Sublessor will not voluntarily enter into any agreement with the Lessor which would result in the termination of the Lease prior to the termination of this Sublease. Sublessor acknowledges and agrees that, notwithstanding any other provisions contained in the Lease or in this Sublease, Sublessee shall not have any liability with respect to any matter for the period prior to the date possession of the Sublease Space is tendered to Sublessee, including, without limitation, (i) the condition of the Sublease Space (including any damage thereto and all latent defects), and (ii) any acts or omissions of Sublessor, including the failure by Sublessor to perform any of its covenants and agreements contained in the Lease.

XI.   UNTENANTABILITY AND EMINENT DOMAIN

      Sublessee shall have the right to terminate this Sublease following the occurrence of a fire or casualty or condemnation only to the extent that Sublessor would have the right to terminate the Lease under Articles XIV and XV thereof. Sublessee will give Sublessor prompt written notice of any termination of this Sublease pursuant to the rights granted to Sublessee in this Paragraph XI.

XII. BROKERS

      Sublessee represents that Sublessee has not dealt with any broker, in connection with this Sublease, and that insofar as Sublessee knows, no brokers (other than Sublessor's broker disclosed below) negotiated this Lease or are entitled to any commissions in connection therewith. Sublessee agrees to indemnify, defend and hold Sublessor and its employees, agents, their officers and partners, harmless from and against any claims, costs or liabilities arising out of Sublessee's breach of this representation.

      Sublessor represents that Sublessor has dealt with (and only with) Grubb & Ellis, as Sublessee's sole broker, in connection with this Sublease, and that insofar as Sublessor knows, no other brokers (other than Sublessee's broker disclosed above) negotiated this Sublease or are entitled to any commissions in connection therewith. Sublessor shall pay to such named brokers any commissions which may be due in connection with this Sublease pursuant to separate agreements with such brokers. Sublessor agrees to indemnify, defend and hold Sublessee and its partners, employees, agents, their officers and partners, harmless from and against any claims, costs or liabilities arising out of Sublessor's breach of this representation.

      The indemnities contained in this Paragraph XII shall survive the termination of this Sublease.

XIII. SUBLESSEE'S INSURANCE.

      Sublessee shall maintain at all times during the Term, fire and extended coverage insurance insuring the leasehold improvements installed in the Sublease Space, at Sublessee's sole cost and expense, and Sublessee's office furniture, equipment and supplies. Sublessee shall also maintain, at all times during the Term, commercial general liability insurance, insuring Sublessee against any loss, liability or damage on, about, or relating to the Sublease Space, or any portion thereof, and naming Sublessor as an additional insured, with limits of not less than $1,000,000 for any single incident and not less than $3,000,000 in the aggregate. Said policy of general liability insurance may not be terminated or amended without thirty days prior written notice to Sublessor. Within ten days of execution of this Sublease, Sublessee shall deliver to Sublessor certificates evidencing its compliance with the insurance requirements set forth in this
Section XIII.

XIV.  SECURITY DEPOSIT.

      As additional security for the full and prompt performance by Sublessee of all of its obligations hereunder, Sublessee shall pay to Sublessor upon Sublessee's execution of this Sublease, a security deposit in the amount of $25,229.85, which sum may be applied by Sublessor for the purpose of curing any default or defaults of Sublessee under this Sublease. Sublessee shall pay to Sublessor as security, on request by Sublessor, any amounts so used by Sublessor. Sublessor shall not pay any interest on the security deposit and the security deposit may be commingled by Sublessor or other funds of Sublessor. If Sublessee has not defaulted hereunder or if Sublessor has not applied said sum to said default, then said security deposit or any portion thereof not so applied by Sublessor shall be paid to Sublessee within forty-five (45) days after the expiration of this Sublease and the vacation of the Sublease Space by Sublessee (unless Sublessee continues to occupy the Sublease Space pursuant to Section XVIII hereof). The security deposit shall not be deemed an advance payment of Base Rent or measure of damages for any default by Sublessee under this Sublease, nor shall it be a bar or defense to any action which Sublessor may at any time institute against Sublessee.

XV.  STANDARDS FOR CONSENT AND APPROVAL.

      The parties to this Sublease each agree that where the consent or approval (whether written or otherwise) of a party hereto is required in connection with any matter set forth herein, then such consent or approval shall not be unreasonably withheld, conditioned or delayed; provided, however, that the provisions of this Section XV shall not apply to the provisions of Section IV hereof.

XVI.  LANDLORD'S CONSENT.

      Sublessor and Sublessee mutually agree and acknowledge that the consent of Lessor to this Sublease is required and that this Sublease shall not commence or be in full force and effect until such consent is obtained.

XVII.       SIGNAGE.

      Sublessee may install signage on or about the Sublease Space, subject to the provisions of the Lease and further subject to all applicable laws.

XVIII.      RENEWAL OPTION.

      Article XXIII of the Underlying Lease grants Sublessor, as tenant, the option to extend the Term of the Lease, subject to and on the conditions set forth in said Article XXIII (the "Renewal Option"). Sublessor hereby grants to Sublessee an option to cause Sublessor to exercise the Renewal Option, subject to the following:

      (a) Sublessee shall give Sublessor written notice of its intent to cause Sublessor to exercise the Renewal Option no later than thirteen (13) months prior to the expiration of the original Term or the First Renewal Term, as applicable;

      (b) Sublessee shall be in full compliance with this Sublease and with the Lease, as it may apply to the Sublease Space;

      (c) Sublessee shall agree to amend the definition of "Sublease Space" to include the Leased Premises, in its entirety, and this Sublease shall be amended so that all costs and expenses (including, without limitation, all rent due and owning under the Lease), imposed on Sublessor, as tenant, under the Lease, shall become the sole responsibility and obligation of Sublessee;

      (d) Sublessee shall deliver to Sublessor an irrevocable stand-by letter of credit for the discounted value of the Lease for the First Renewal Term and the Second Renewal Term; and

      (e) The option granted herein is subject to the terms of Article XXIII of the Underlying Lease.

XVIV.       PARKING.

      The Sublessee shall have access to 125 parking spaces, 76 of which shall be to the immediate south-southeast of the Sublease Space and 49 of which shall be in the northwest parking lot, all as indicated on Exhibit C attached hereto.

XVV.        SUBLESSOR'S WORK.

      Sublessor covenants and agrees to

      (a) steam clean the carpeting on the west side of the Sublease Space, at Sublessor's sole cost and expense;

      (b) paint the west side of the Sublease Space, at a cost to borne equally by Sublessor and Sublessee;

      (c) assist Sublessee in its application for various permits, provided that Sublessor shall not incur any expense in so assisting Sublessee and further provided that Sublessor makes no representations or warranties of any kind in connection with such assistance.

      IN WITNESS WHEREOF, the parties hereto have executed this Sublease as of March __, 1997.


SUBLESSOR:

COMARK, INC.

By ____________________________

      Its: ____________________


SUBLESSEE:

MICROWAREHOUSE, INC.

By ____________________________

      Its: ____________________


      Agreed to, consented to and acknowledged by the undersigned as of the _____ day of __________, 1997.

AMERICAN NATIONAL BANK AND TRUST COMPANY
OF CHICAGO, as Trustee, under Trust
Agreement dated 3/29/91 and known as
Trust Number 113698-08

By_________________________

      Its:__________________

                                                                         2/6/97

                                    EXHIBIT A

                                    THE LEASE

                                    EXHIBIT B

                               THE SUBLEASE SPACE

                                    EXHIBIT C

                                     PARKING